Exhibit 99.1

April 22, 2015

COMPANY CONTACT:
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel to Hold First Quarter 2015 Earnings Conference Call on May 12

Clayton, MO. (April 22, 2015) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels (“FutureFuel”), today announced that it will release first quarter 2015 financial results after market close on Monday, May 11, 2015. FutureFuel management will host an investment-community conference call on Tuesday, May 12, 2015, beginning at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss financial results and provide a corporate update.

Individuals interested in participating in the conference call may do so by dialing (877) 251-1860 for domestic callers, or (224) 357-2386 for international callers. Those individuals interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of FutureFuel’s website at www.futurefuelcorporation.com.

A replay of the webcast and call will begin approximately two hours after the live call has ended. The webcast replay will be available for 90 days under Events and Presentations on the Investor Relations section of the FutureFuel website. The telephone replay will be available for 48 hours by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, and entering the conference ID number 33670132.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel. Please visit www.futurefuelcorporation.com for more information.

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